EXHIBIT A
JOINT FILING AGREEMENT
The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock, $0.001 par value per share, of GrowGeneration Corp. dated June 23, 2020 and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.
Dated:	June 23, 2020
MERIDA CAPITAL PARTNERS, LP
By: MERIDA MANAGER, LLC, its general partner

By: /s/ Mitchell Baruchowitz_________
Name: Mitchell Baruchowitz
Title: Manager

MERIDA MANAGER, LLC

By: /s/ Mitchell Baruchowitz_________
Name: Mitchell Baruchowitz
Title: Manager
MERIDA CAPITAL PARTNERS II LP
By: MERIDA MANAGER II LLC, its general partner

By: /s/ Mitchell Baruchowitz_________
Name: Mitchell Baruchowitz
Title: Manager

MERIDA MANAGER II LLC

By: /s/ Mitchell Baruchowitz_________
Name: Mitchell Baruchowitz
Title: Manager

MERIDA CAPITAL PARTNERS III LP
By: MERIDA MANAGER III LLC, its general partner

By: /s/ Mitchell Baruchowitz_________
Name: Mitchell Baruchowitz
Title: Manager

MERIDA MANAGER III LLC

By: /s/ Mitchell Baruchowitz_________
Name: Mitchell Baruchowitz
Title: Manager

MERIDA ADVISOR, LLC

By: /s/ Mitchell Baruchowitz_________
Name: Mitchell Baruchowitz
Title: Manager

/s/ Mitchell Baruchowitz______________
MITCHEL